Exhibit 10.31

VISTA BANK

EQUITY INCENTIVE PLAN

RESTRICTED STOCK AWARD AGREEMENT

This Restricted Stock Award Agreement (this “Agreement”) is made and entered into as of the date set forth below (the “Award Date”) by and between Vista Bancshares, Inc. (the “Company”), and the participant named below (the “Participant”). Capitalized terms not defined herein shall have the meaning ascribed to them in the Vista Bank Equity Incentive Plan (the “Plan”).

Participant: John D. Steinmetz

Award Date: December 19, 2025

Fair Market Value per Share on Award Date: $154.12

Number of Shares Granted (“Award Shares”): 48,663

1.Grant of Restricted Stock.  Subject to the terms of this Agreement, the Plan Administrator hereby grants to Participant Shares of Common Stock of the Company, par value $1.00, which shall be subject to restrictions and conditions set forth in the Plan and this Agreement (hereinafter referred to as the “Restricted Stock”), as described in more detail below (the “Award”).  The Award is granted in connection with the Agreement and Plan of Merger, dated as of September 15, 2025, by and between National Bank Holdings Corporation, a Delaware corporation (“NBHC”), the Company, and Bryan Wick, solely in his capacity as the Shareholders’ Representative (the “Merger Agreement”), pursuant to which the Company will merge with and into NBHC (the “Merger”).
2.Acceptance of Award.  Participant must accept the Award by submitting an executed original of this Agreement and, if applicable, the Spousal Consent attached as Exhibit I hereto, within thirty (30) days of the Award Date.  Failure to accept the Award within such period shall result in cancellation of the Award.
3.Vesting.  The Award shall initially be unvested.  The Award shall become vested in accordance with the following schedule, provided Participant is in Continuous Service with the Company (or an Affiliate) or continuous service with NBHC (or an affiliate of NBHC) on the applicable vesting date:
(a)Immediately prior to the Effective Time (as defined in the Merger Agreement) of the Merger, 24,331 of the Award Shares shall vest (the “Initial Vesting”), and each Award Share subject to the Initial Vesting shall automatically be cancelled and converted into the right to receive 95,392 shares of the common stock of NBHC at the Effective Time to be paid in accordance with the Merger Agreement.
(b)At the Effective Time, the remaining 24,332 Award Shares shall cease to be considered an award relating to the Company’s Common Stock under the Plan, and shall be automatically converted into a restricted stock award of common stock of NBHC in the amount of 95,396 restricted shares of Class A Common Stock of NBHC, par value $0.01 (the “Specified NBHC Stock Award”) in accordance with the Merger Agreement. The Specified NBHC Stock Award shall vest in equal quarterly installments over the three-year period following the Closing (as defined in the Merger Agreement) of the Merger and shall otherwise be subject to the terms and conditions of the

Plan and this Agreement; provided, however, that neither Section 9.2 of the Plan nor any other provision that provides for vesting upon a Change  of Control or “change in control” (or term of similar import) or a termination of employment thereafter shall apply to  the Specified NBHC Stock Award.
4.Issuance of Shares.
(a)Recording of Issuance.  As soon as administratively practicable following Participant’s acceptance of the Award, the Company shall evidence the issuance of Shares hereunder by any means appropriate, including, without limitation, book-entry registration or issuance of a duly executed Share certificate in the name of Participant.  In the event a Share certificate is issued, it shall be deposited with the Company (or an escrow agent designated by the Company) (the “Escrow Holder”), together with a stock power, in the form attached hereto as Exhibit II, endorsed in blank. Upon the lapse of the restrictions, the Escrow Holder shall deliver to Participant (or his personal representative, estate or heirs, as the case may be) such certificates for the Shares deposited.
(b)Restrictive Legends.  Participant understands and agrees that, in the event Share certificates are issued, the Company will place on the Share certificates issued pursuant to this Agreement a legend, in substantially the form prescribed hereunder, as well as any other legends and disclosures required by the Plan, or as may be required by state or U.S. Federal securities laws, the Company’s Certificate of Formation or Bylaws, any other agreement between Participant and the Company or any agreement between Participant and any third party.

THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 (THE “ACT”).  THESE SHARES HAVE BEEN ACQUIRED FOR INVESTMENT AND MAY NOT BE SOLD, TRANSFERRED OR ASSIGNED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT OF THE SHARES UNDER THE ACT OR AN OPINION OF THE COMPANY’S COUNSEL THAT REGISTRATION IS NOT REQUIRED UNDER THE ACT.

THE SALE OR TRANSFER OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE IS SUBJECT TO TRANSFER RESTRICTIONS AND THE COMPANY’S RIGHT TO REPURCHASE AS DESCRIBED IN THAT CERTAIN AWARD AGREEMENT DATED AS OF, BY AND BETWEEN THE COMPANY AND THE PARTICIPANT.

(c)Restrictions on Transfer.  Except to the extent otherwise provided under this Agreement, Participant may not sell, assign, pledge as security or otherwise transfer or encumber the Shares, whether voluntary or involuntary, and if involuntary, whether by process of law in any civil or criminal suit, action or proceeding, whether in the nature of an insolvency or bankruptcy proceeding or otherwise.
(d)Stop-Transfer Instructions.  Participant acknowledges that to ensure compliance with the restrictions imposed by the Plan, this Agreement or applicable law, the Company may issue appropriate “stop-transfer” instructions to its transfer agent, if any, and if the Company transfers its own securities, it may make appropriate notations to the same effect in its own records.

(e)Refusal to Transfer.  Participant acknowledges that the Company will not be required (i) to transfer on its books any Shares that have been sold or otherwise transferred in violation of any of the provisions of the Plan or this Agreement or (ii) to treat as owner of such Shares, or to accord the right to vote or pay dividends to any purchaser or other transferee to whom such Shares have been so transferred.
5.Tax Withholding and Reporting.
(a)Withholding Upon Lapse of Restrictions.  Except to the extent a proper election under Code Section 83(b) has been made, the Participant shall timely pay to the Employer any applicable federal, state and local taxes of any kind required by law to be withheld by the Employer, if any, with respect to the Shares.
(b)Withholding Upon Section 83(b) Election.  If Participant makes a proper election pursuant to Code Section 83(b), in substantially the form attached hereto as Exhibit III, Participant shall, no later than the date on which such election is filed, pay to the Employer any applicable federal, state and local taxes of any kind required by law to be withheld by the Employer, if any, with respect to the Shares for which such election was made.  Participant acknowledges that in order to make a proper election under Code Section 83(b), he must file with the appropriate district office of the Internal Revenue Service, within thirty (30) days of the date on which Company transfers the Restricted Stock to Participant in accordance with this Agreement, a written election to include in his gross income for federal income tax purposes an amount equal to the Fair Market Value of the Restricted Stock awarded hereunder.
(c)Manner of Withholding.  Unless otherwise approved by the Plan Administrator, the Company’s withholding obligation shall be satisfied through the Company’s retention of a number of Shares that would otherwise be issued to the Participant (or, if no Section 83(b) Election is made, Participant’s tendering of a number of unrestricted Shares owned by Participant) with a Fair Market Value equal to the minimum statutorily required withholding obligation.
(d)Tax Reporting.  Participant shall receive a Form W-2, or its equivalent (or, if applicable, a Form 1099, or its equivalent) reflecting the amount to be reported by Participant as compensation income for the calendar year(s) in which all or any portion of the Shares of Restricted Stock vest or, if applicable, the calendar year with respect to which Participant makes a timely Section 83(b) Election with respect to all or a portion of such Shares.
6.Transferability Restrictions.
(a)Nontransferability of Award.  Absent the written approval of the Plan Administrator, the Award may not be transferred in any manner other than by will or by the laws of descent and distribution.
(b)Nonassignability of Shares.   Except to the extent otherwise provided under this Agreement, Participant may not sell, assign, pledge as security or otherwise transfer or encumber the Shares, whether voluntary or involuntary, and if involuntary, whether by process of law in any civil or criminal suit, action or proceeding, whether in the nature of an insolvency or bankruptcy proceeding or otherwise.
(c)Company’s Repurchase Option.  If Participant’s Continuous Service terminates for any reason, then the Company shall have the option (the “Repurchase Option”), exercisable at any time after the Termination Date, to purchase all or any portion of any vested Award Shares (“Vested Award Shares”) in accordance with this subsection 6(c).
(i)If Participant’s Continuous Service is terminated voluntarily by Participant following his attainment of age sixty-five (65), or by the Company or an Affiliate without Cause or as a result of Participant’s death or Disability, the purchase price for the Vested Award Shares will equal the Fair Market Value of the Vested Award Shares, as determined by the Board in its sole and absolute discretion.
(ii)If Participant’s Continuous Service is terminated voluntarily by Participant prior to his attainment of age sixty-five (65), or by the Company or an Affiliate for Cause, the purchase price for the Vested Award Shares will equal the tangible book value of the Vested Award Shares, as determined by the Board in its sole and absolute discretion.
(d)Purchase Procedure.  This subsection 6(d) shall apply to a purchase of Vested Award Shares under subsection 6(c).
(i)If the Company, desires to exercise the Repurchase Option, it shall provide Participant with written notice thereof (the “Company Notice”), which notice shall specify the portion of the Vested Award Shares that the Company intends to purchase and the applicable purchase price, and the Company and Participant (or Participant’s estate or legal representative, as applicable) shall work to close the Company’s purchase of the Vested Award Shares from Participant in accordance with this Section 6 no later than 60 days after the delivery of such notice.
(ii)The purchase price for the Vested Award Shares shall be paid in a lump sum cash payment.
(iii)At closing of the Company’s purchase of Vested Award Shares, Participant (or Participant’s estate or legal representative, as applicable) shall deliver to the Company the certificate or certificates representing the Vested Award Shares, if any, along with stock powers or other instruments of transfer, duly endorsed and, simultaneously therewith, the Company shall deliver to Participant a check in the amount of the purchase price of the Vested Award Shares.
(iv)Participant hereby constitutes and appoints the Secretary of the Company, with unrestricted power of substitution and resubstitution, as his true and lawful representative and attorney-in-fact, in its name, place and stead to make, execute, sign deliver and file any and all documents and certificates necessary to effectuate any transfer of the Vested Award Shares pursuant to this Section 6.  This grant of power of attorney is irrevocable, shall not be affected by the subsequent death, disability or incapacity of Participant, is binding upon each of Participant’s legatees, heirs, personal representatives, administrators, successors and permitted assignees, as applicable, and is coupled with an interest.
7.Compliance with Laws and Regulations. The Participant acknowledges that the Shares have not been registered with the Securities Exchange Commission under the Securities Act of 1933, as amended (the “Securities Act”), and that, notwithstanding any other provision of this Agreement to the contrary, the vesting and holding of the Shares is expressly conditioned upon compliance with the Securities Act and all applicable state securities laws.  Participant understands that the Company is under no obligation to register or qualify the Shares with the Securities and Exchange Commission, any state securities commission or any Stock Exchange to effect such compliance.  The Participant agrees to cooperate with the Company to ensure compliance with such laws.
8.Representations and Warranties of Participant.  Participant represents and warrants to the Company that:
(a)Agrees to Terms of the Plan.  Participant has received a copy of the Plan and has read and understands the terms of the Plan and this Agreement, and agrees to be bound by their terms and conditions.  Participant acknowledges that there may be adverse tax consequences upon the issuance of Shares or disposition of the Shares once vested, as well as upon the receipt of cash payments, and that Participant should consult a tax advisor prior to such time.
(b)Agrees to Terms of the Company’s Repurchase Right.  Participant understands that (i) he may not sell, transfer or assign the Shares except in accordance with this Agreement, and (ii) in certain circumstances, Participant is obligated to sell his Shares back to the Company pursuant to the terms of the Company’s repurchase right described herein.
(c)Purchase for Own Account for Investment.  To the extent applicable, Participant is receiving the Shares for Participant’s own account for investment purposes only and not with a view to, or for sale in connection with, a distribution of the Shares within the meaning of the Securities Act.  Participant has no present intention of selling or otherwise disposing of all or any portion of the Shares and no one other than Participant has any beneficial ownership of any of the Shares.
(d)Access to Information.  Participant has had access to all information regarding the Company and its present and prospective business, assets, liabilities and financial condition that Participant reasonably considers important in making the decision to purchase or hold the Shares, and Participant has had ample opportunity to ask questions of the Company’s representatives concerning such matters and this investment.
(e)Understanding of Risks.  Participant is fully aware of:  (i) the highly speculative nature of the investment in the Shares; (ii) the financial hazards involved; (iii) the lack of liquidity of the Shares and the restrictions on transferability of the Shares (e.g., that Participant may not be able to sell or dispose of the Shares or use them as collateral for loans); (iv) the qualifications and backgrounds of the management of the Company; and (v) the tax consequences of investment in the Shares.  Participant is capable of evaluating the merits and risks of this investment, has the ability to protect Participant’s own interests in this transaction and is financially capable of bearing a total loss of this investment.
(f)Understanding of Securities Laws Restrictions on Transfer.  Participant understands that the Shares have not been registered under the Securities Act, or any state securities act, and are being sold on the basis of exemptions from registration under the Securities Act and applicable state securities acts.  Participant understands that there presently is no public market for the Shares and none is anticipated to develop in the foreseeable future.  Participant acknowledges and agrees that the Shares will not be transferable under any circumstances unless (i) the Shares have been registered or qualified under the Securities Act and all applicable state securities laws, or (ii) if requested, the Company shall have received an opinion of counsel stating that an exemption from such registration or qualification is available (such opinion and such counsel to be acceptable to the Company); accordingly, Participant hereby acknowledges that there can be no assurance that Participant will be able to liquidate his investment in the Company.  Participant understands that the Company is under no obligation to register the Shares under the Securities Act or to comply with any applicable exemption under the Securities Act on behalf of Participant with respect to any resale of the Shares and that Participant will not be able to avail himself of the provisions of Rule 144 promulgated under the Securities Act with respect to the resale of the Shares until the Shares have been beneficially owned by Participant for a period of two (2) years from date of purchase.  The Participant further understands that any certificates evidencing the Shares will bear legends referring to the foregoing transfer restrictions.  The Participant further understands that the restrictions on transfer imposed by federal and state securities laws are in addition to the restrictions on transfer set forth in this Agreement, and that a transfer of Shares must comply with all applicable securities laws as well as all applicable provisions of this Agreement.
(g)No General Solicitation.  At no time was Participant presented with or solicited by any publicly issued or circulated newspaper, mail, radio, television or other form of general advertising or solicitation in connection with the offer, sale and purchase of the shares of Shares.
9.No Obligation to Employ.  Nothing in the Plan or this Agreement shall confer on Participant any right to continue in the employ of, or other relationship with, the Employer or any Affiliate, or limit in any way the right of the Employer or any Affiliate to terminate Participant’s employment or other relationship at any time, with or without Cause.
10.Tax Consequences.  Set forth below is a brief summary as of the Effective Date of the Plan of some of the federal and state tax consequences of holding Restricted Stock. THIS SUMMARY IS NECESSARILY INCOMPLETE, AND THE TAX LAWS AND REGULATIONS ARE SUBJECT TO CHANGE. PARTICIPANT SHOULD CONSULT A TAX ADVISOR BEFORE ACCEPTING THE AWARD.
(a)Lapse of Restrictions.  Except to the extent a proper election under Code Section 83(b) has been made, the Fair Market Value of the Shares on the date on which the Shares become vested shall be includible as compensation income (taxable at ordinary income tax rates) in Participant’s taxable income for the calendar year in which the Shares become vested.  In the event a proper Section 83(b) election has been made, Participant shall include as compensation income in Participant’s taxable income for the calendar year in which the Restricted Stock were transferred to Participant an amount equal to the Fair Market Value of the Shares on the date on which the Shares were transferred. If Participant is a current or former Employee of the Company, the Company may be required to withhold from Participant’s compensation, or collect from Participant, and pay to the applicable taxing authorities an amount equal to a percentage of this income at the time of payment.
(b)Holding Restricted Stock.  There may be a regular federal and state income tax liability resulting from holding Restricted Stock.  Except to the extent a proper election under Code Section 83(b) has been made, Participant will be treated as having received income (taxable at ordinary income tax rates) equal to the dividends or other income paid with respect to Restricted Stock granted under this Agreement.  In the event a proper Section 83(b) election has been made, or following the lapse of any vesting restrictions described in this Agreement, Participant shall be treated as having received income (taxable at income tax rates applicable to dividends) equal to the dividends or other income paid with respect to Restricted Stock granted under this Agreement.1  If Participant is a current or former Employee of the Company, the Company may be required to withhold from Participant’s compensation, or collect from Participant, and pay to the applicable taxing authorities an amount equal to a percentage of this income at the time of payment.
(c)Disposition of Restricted Stock.  If the Shares of Restricted Stock are held for more than twelve (12) months following the Award Date, any gain realized on disposition of the Restricted Stock will be treated as long-term capital gain.
11.Interpretation. Any dispute regarding the interpretation of this Agreement shall be submitted by Participant or the Company to the Plan Administrator for review. The resolution of such a dispute by the Plan Administrator shall be final and binding on the Company and Participant.
12.Entire Agreement.  The Plan is incorporated herein by reference. This Agreement, any employment agreement entered into with the Participant (which shall govern and supersede this Agreement in the event of a conflict), and the Plan constitute the entire agreement of the parties and supersede all prior undertakings and agreements with respect to the subject matter hereof.  If any inconsistency should exist between the nondiscretionary terms and conditions of this Agreement and the Plan, the Plan shall govern and control.
13.Amendment.  The Plan Administrator may amend, modify or terminate the Award at any time in any manner not inconsistent with the terms of this Plan; provided, however, that a Participant’s rights under the Award shall not be materially impaired by such amendment unless Participant consents in writing.
14.Notices.  Any notice required to be given or delivered to the Plan Administrator or the Company under the terms of this Agreement shall be in writing (including a writing delivered by facsimile transmission) and addressed to the Plan Administrator at the address indicated below. Any notice required to be given or delivered to Participant shall be in writing and addressed to Participant at the address indicated below or to such other address as such party may designate in writing from time to time to the Company.  All notices shall be deemed to have been given or delivered upon: (a) personal delivery; (b) five (5) days after deposit in the United States mail by certified or registered mail (return receipt requested); (c) one (1) business day after deposit with any return receipt express courier (prepaid); or (d) when receipt is acknowledged after transmission by facsimile.
15.Successors and Assigns.  The Company may assign any of its rights under this Agreement. This Agreement shall be binding upon and inure to the benefit of the successors and assigns of the Company. Subject to applicable restrictions on transfer, this Agreement shall be binding upon Participant and Participant's heirs, executors, administrators, legal representatives and permitted transferees.  Except as otherwise provided in this Agreement, Participant shall not assign any of his rights under this Agreement without the prior written consent of the Company, which consent may be withheld in its sole discretion.
16.Governing Law.  TO THE EXTENT NOT OTHERWISE PREEMPTED BY FEDERAL LAW, THE VALIDITY, CONSTRUCTION AND EFFECT OF THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF TEXAS, WITHOUT GIVING EFFECT TO ITS CONFLICT OF LAW PRINCIPLES.
17.No Guarantee of Tax Consequences.  The Company makes no commitment or guaranty to Participant that any federal or state tax treatment will apply or be available to Participant in connection with the Award or the ultimate disposition of Award Shares.
18.Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original but all of which together will constitute one and the same instrument. Counterpart signature pages to this Agreement transmitted by facsimile transmission, by electronic mail in portable document format (.pdf), or by any other electronic means intended to preserve the original graphic and pictorial appearance of a document, will have the same effect as physical delivery of the paper document bearing an original signature.
19.Discretionary Award. The grant of Restricted Stock in this Agreement does not create any contractual right or other right to receive any award(s) in the future. Future awards, if any, will be at the sole discretion of the Plan Administrator. Any amendment, modification, or termination of the Plan shall not constitute a change or impairment of the terms and conditions of Participant's employment with the Employer or any Affiliate.
20.Severability.  If any provision of this Agreement is determined by a court of law to be illegal or unenforceable, then such provision will be enforced to the maximum extent possible and the other provisions will remain fully effective and enforceable.
21.Further Instruments.  The parties agree to execute such further instruments and to take such further action as may be reasonably necessary to carry out the purposes and intent of this Agreement.
22.Headings.  The captions and headings of this Agreement are included for ease of reference only and will be disregarded in interpreting or construing this Agreement.
23.Gender and Number.  In construing this Agreement, any masculine terminology herein shall also include the feminine, and the definition of any term herein in the singular shall also include the plural, except when otherwise indicated by the context.
24.Acceptance.  Participant hereby acknowledges that he has read and understands the terms and provisions of this Agreement, and accepts the Award subject to all the terms and conditions of the Plan and this Agreement. Participant acknowledges that there may be adverse tax consequences upon receipt of benefits under the Award and that Participant should consult a tax advisor prior to accepting the Award.

25. Publicly Traded.  If the Shares underlying the Award are registered under the U.S. Securities Act of 1933, as amended, or the U.S. Securities Act of 1934, as amended, Sections 4(b), 4(c), 4(e), 6(b), 6(c) or 6(d) shall not apply once the shares are vested.

IN WITNESS WHEREOF, the Company has caused this Agreement to be executed by its duly authorized representative and Participant has executed this Agreement, effective as of the Award Date.

VISTA BANCSHARES, INC.

By:

Bryan Wick

Chairman

Address:1508 Texas Ave.

Lubbock, TX  79401

PARTICIPANT

      (Signature)

  John D. Steinmetz

John D. Steinmetz

Address:3507 Lindenwood Ave.

Dallas, TX  75205

EXHIBIT I

SPOUSAL CONSENT

I, ______________________, the spouse of Participant (as defined in the Restricted Stock Award Agreement (the “Agreement”) to which this consent is attached), have read, understand, and hereby approve all the terms and conditions of (a) such Agreement to which this consent is attached and (b) the Plan (as defined therein).

I hereby agree to be irrevocably bound by all the terms and conditions of the Agreement and the Plan and further agree that any community property interest I may have in the Awards or any Common Stock that is ultimately held by Participant will be similarly bound by the Agreement and the Plan.

I hereby appoint Participant, with unrestricted power of substitution and resubstitution, as my attorney-in-fact, to act in my name, place, and stead with respect to any amendment of the Agreement or the Plan, or the exercise of any rights or satisfaction of any obligations thereunder.  This grant of power of attorney is irrevocable, shall not be affected by my subsequent death, disability or incapacity, is binding upon each of my legatees, heirs, personal representatives and administrators and is coupled with an interest.

SPOUSE

               (Signature)

(Please print name)

_12/19/2025_____________________________

(Date)

EXHIBIT II

ASSIGNMENT SEPARATE FROM CERTIFICATE

FOR VALUE RECEIVED, I, ________________________________, in my capacity as owner of those certain shares of Common Stock of Vista Bancshares, Inc. (the “Company”) awarded pursuant to the Restricted Stock Award Agreement, dated as of ____________________ (the “Agreement”), hereby sell, assign and transfer to the Company ___________________________________ (_________) Shares standing in my name, on the books of the Company represented by Certificate No. ______, and do hereby irrevocably constitute and appoint ______________________ as attorney to transfer said stock on the books of the Company with full power of substitution in the premises.

This Assignment Separate from Certificate may only be used in accordance with the Agreement.

PARTICIPANT

Dated:  ______________________

EXHIBIT III

ELECTION UNDER SECTION 83(b)

OF THE INTERNAL REVENUE CODE

The undersigned Taxpayer hereby elects, pursuant to Section 83(b) of the Internal Revenue Code of 1986, as amended, to include the excess, of which there is none, of the fair market value of the property described below at the time of transfer over the amount paid for such property, as compensation for services in the calculation of the Taxpayer’s federal taxable income.

1.TAXPAYER’S NAME:___________________________

TAXPAYER’S ADDRESS:___________________________

___________________________

SOCIAL SECURITY NUMBER:___________________________

2.

The property with respect to which the election is made is described as follows:  ____ shares of common stock of Vista Bancshares, Inc. (the “Company”), which were granted in accordance with the terms of a Restricted Stock Award Agreement between the Company and the Taxpayer. The Company is an affiliate of the Taxpayer’s employer or the corporation for whom the Taxpayer performs services.

3.	The date on which the shares of common stock were transferred was ____________________, and this election is made for calendar year _____.
4.	The unvested shares of common stock received are subject to forfeiture upon termination of Taxpayer's employment or engagement for any reason.
5.	The fair market value of the shares of common stock (without regard to restrictions other than restrictions which by their terms will never lapse) was $_____ per share at the time of purchase.
6.	The amount paid for the shares of common stock was $0.00 per share.
7.	The Taxpayer has submitted a copy of this statement to the Company.

THIS ELECTION MUST BE FILED WITH THE INTERNAL REVENUE SERVICE AT THE OFFICE WHERE THE TAXPAYER FILES ANNUAL INCOME TAX RETURNS, WITHIN 30 DAYS AFTER THE DATE OF TRANSFER OF THE SHARES OF COMMON STOCK, AND MUST ALSO BE FILED WITH THE TAXPAYER’S INCOME TAX RETURN FOR THE CALENDAR YEAR IN WHICH THE SHARES WERE ISSUED.  THE ELECTION CANNOT BE REVOKED WITHOUT THE CONSENT OF THE INTERNAL REVENUE SERVICE.

Dated: ______________________

Taxpayer’s Signature